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Exhibit 99.01

Residual Value Obligation

Quarterly certificate for the quarter ended March 31, 2005

        The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and the Chase Manhattan Bank, as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

Securitization Distribution Dates during quarter:	January 18, 2005	February 15, 2005	March 15, 2005
Allocation Dates during quarter:	January 19, 2005	February 16, 2005	March 16, 2005
Payment Date during quarter:			NA
AFCC Amount at beginning of quarter:			$563,832,702
AFCC Amount at end of quarter:			$585,241,826

On the Payment Date during the quarter:
Accrued RVO Payment Amount as of the immediately preceding Allocation Date:			$—
Interest accrued on Accrued RVO Payment Amount since immediately preceding Allocation Date:			$—
Accrued RVO Payment Amount as of such Payment Date:			$—
Number of RVO's outstanding as of the applicable record date			N/A
Payment per RVO:			$—

As of the first Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow Allocated for current period			$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)			$(4,936,117)
Excess Litigation Reserve allocated:			$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:			$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):			$0
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:			$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):			$9,161

AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$563,832,702
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$7,047,908
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$570,880,610
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the second Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	$—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(5,500,215)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,179
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$570,880,610
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$7,136,008
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$578,016,618
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

As of the third Allocation Date during the quarter:
Residual Cash Flow:
Residual Cash Flow allocated for current period	—
Cumulative Residual Cash Flow not covered by allocation (to be carried forward)	$(6,578,936)
Excess Litigation Reserve allocated:	$—
RVO Expenses:
Residual Cash Flow allocated to RVO Expenses:	$—
Cumulative RVO Expenses not covered by allocation (to be carried forward):	$—
Litigation Expenses:
Residual Cash Flow allocated to Litigation Expenses:	$—
Cumulative Litigation Expenses not covered by allocation (to be carried forward):	$9,197
AFCC Amount:
AFCC Amount at end of immediately preceding Allocation Date:	$578,016,618
plus: AFCC Interest added on immediately preceding Securitization Distribution Date:	$7,225,208
less: Residual Cash Flow allocated to AFCC Amount:	$—
AFCC Amount after allocation:	$585,241,826
Accrued RVO Payment Amount:
Residual Cash Flow allocated to Accrued RVO Payment Amount on such Allocation Date:	$—
plus: cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment Date on which RVO Payments were made:	$—
Accrued RVO Payment Amount on such Allocation Date:	$—

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Residual Value Obligation Quarterly certificate for the quarter ended March 31, 2005